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                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this Registration Statement.

                                                     /s/ Arthur Andersen LLP
                                                     --------------------------
                                                     ARTHUR ANDERSEN LLP
New York, New York
April 14, 1999